As filed with the Securities and Exchange Commission on February 28, 2025
Registration No. 333-_________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

GLOBALSTAR, INC.
(Exact name of registrant as specified in its charter)

Delaware	46-2116508
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1351 Holiday Square Blvd.
Covington, Louisiana 70433
(Address, including zip code, of registrant’s principal executive offices)

Globalstar, Inc.
Third Amended and Restated Globalstar, Inc. 2006 Equity Incentive Plan
(Full title of the plan)

Rebecca S. Clary
Chief Financial Officer
1351 Holiday Square Blvd.
Covington, Louisiana 70433
(985) 335-1500
(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:
Kelly C. Simoneaux
Alexandra C. Layfield
Jones Walker LLP
201 St. Charles Avenue, Suite 5100
New Orleans, Louisiana 70170-5100
(504) 582-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging Growth Company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.     ☐

EXPLANATORY NOTE
This Registration Statement on Form S-8 (this “Registration Statement”) is filed by Globalstar, Inc. (the “Registrant”) to register an additional 2,528,496 shares of its common stock, par value $0.0001 per share, that may be issued to eligible participants under the Third Amended and Restated Globalstar, Inc. 2006 Equity Incentive Plan. Accordingly, the contents of the Registration Statements on Form S-8 filed by the Registrant with the U.S. Securities and Exchange Commission on April 10, 2024 (File No. 333-278606) and on May 18, 2023 (File No. 333-272071), each as amended through the date hereof, are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8, except to the extent modified by this Registration Statement.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits.

Exhibit No.	Description
5.1	Opinion of Jones Walker LLP (filed herewith).

23.1	Consent of Ernst & Young LLP (filed herewith).

23.2	Consent of Jones Walker LLP (included in Exhibit 5.1 filed herewith).

24.1	Powers of Attorney (included on signature page hereto).

99.1	Third Amended and Restated Globalstar, Inc. 2006 Equity Incentive Plan (incorporated by reference to Appendix A to the Registrant’s Definitive Proxy Statement filed on April 16, 2019).

107	Filing Fee Table (filed herewith)

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, State of Louisiana, on February 28, 2025.

GLOBALSTAR, INC.

By:	/s/ Rebecca S. Clary
Rebecca S. Clary
Chief Financial Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dr. Paul E. Jacobs and Rebecca S. Clary, and any successor or successors to such office or offices held by each of them, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or his or her or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on February 28, 2025.

Signature	Title

/s/ Dr. Paul E. Jacobs Dr. Paul E. Jacobs	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Rebecca S. Clary Rebecca S. Clary	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ James Monroe III James Monroe III	Director

/s/ William A. Hasler William A. Hasler	Director

/s/ James F. Lynch James F. Lynch	Director

/s/ Keith O. Cowan Keith O. Cowan	Director

/s/ Benjamin G. Wolff Benjamin G. Wolff	Director

/s/ Timothy E. Taylor Timothy E. Taylor	Director
S-1